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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    of the Securities Exchange Act of 1934

                                August 19, 2003
               Date of Report (Date of Earliest Event Reported)


                            Hawaiian Holdings, Inc.
            (Exact name of registrant as specified in its charter)

           Delaware                      1-31443               71-0879698
(State or other jurisdiction of      (Commission File       (I.R.S. Employer
 incorporation or organization)           Number)          Identification No.)

     885 Third Avenue, 34th Floor
             New York, NY                                         10022
(Address of Principal Executive Offices)                        (Zip Code)

      Registrant's telephone number, including area code: (212) 888-5500

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ITEM 5. Other Events and Regulation FD Disclosure.

     On August 19, 2003, Hawaiian Holdings, Inc. (the "Company") issued a news release indicating that trading in shares of its common stock on the American Stock Exchange ("Amex") has resumed. Trading in the shares had been halted by Amex on July 14, 2003 in connection with the resignation of Mellon Investor Services, LLC ("Mellon") as the Company's stock transfer agent. As previously reported in the Company's Current Report on Form 8-K that was filed on August 15, 2003, the Company and Mellon entered into a new agreement reinstating Mellon as stock transfer agent for the Company on August 15, 2003. The news release also indicates that the Company is continuing its discussions with Amex regarding its continued listing on Amex. A copy of the news release is filed as Exhibit 99.1 to, and is incorporated by reference in, this Current Report on Form 8-K.

     This current report on Form 8-K contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the current views of the Company with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of the Company and Hawaiian Airlines which may cause the actual results of the Company to be materially different from any future results, expressed or implied, in such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company and Hawaiian Airlines to continue as a going concern; the ability of Hawaiian Airlines to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of Hawaiian Airlines to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 case; risks associated with third parties seeking to propose and confirm one or more plans of reorganization with respect to the Chapter 11 case; risks associated with the appointment of a Chapter 11 trustee and the ability of the Chapter 11 trustee to successfully manage the day-to-day operations of Hawaiian Airlines; risks associated with the Chapter 11 trustee or third parties seeking to convert the case to a Chapter 7 case; the ability of Hawaiian Airlines to obtain and maintain normal terms with vendors and service providers; the ability of Hawaiian Airlines to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 case on the liquidity or results of operations of the Company and Hawaiian Airlines; the ability of Hawaiian Airlines to fund and execute their business plan; the ability of the Company and Hawaiian Airlines to attract, motivate and/or retain key executives and associates; the ability of Hawaiian Airlines to attract and retain customers; demand for transportation in the markets in which Hawaiian Airlines operates; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs; financing costs; the cost and availability of aircraft insurance; aviation fuel costs; security-related costs; competitive pressures on pricing (particularly from lower-cost competitors); weather conditions; government legislation and regulation; consumer perceptions of the products of Hawaiian Airlines; and other risks and uncertainties set forth from time to time in the Company's reports to the U.S. Securities and Exchange Commission.

     Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the various pre-petition liabilities of Hawaiian Airlines and the common stock and/or other equity securities of the Company. No assurances can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies, and it is possible that Company's equity will be restructured in a manner that will substantially reduce or eliminate any remaining value. In addition, other factors may also affect the liquidity and value of the Company's securities. Such factors include: uncertainty as to whether, or for how long the Company's securities will continue to be listed or traded on Amex, and the uncertainty whether, should the Company's securities cease to be listed or traded on Amex, a comparable or substitute trading medium can be found. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.


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ITEM 7. Financial Statements and Exhibits.

        (a)  Financial Statements of Business Acquired.

             Not Applicable/None

        (b)  Pro Forma Financial Information.

             Not Applicable/None

        (c)  Exhibits.

             Exhibit Number               Document Description
             --------------               --------------------

                  99.1                    News Release, dated August 19, 2003


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 20, 2003              By: Hawaiian Holdings, Inc.


                                    By:  /s/ John W. Adams
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                                         John W. Adams
                                         Chairman of the Board of Directors
                                         and Chief Executive Officer


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